Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of American Greetings Corporation listed below of our reports dated April 19, 2006, with respect to the consolidated financial statements and schedule of American Greetings Corporation, American Greetings Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of American Greetings Corporation included in this Annual Report (Form 10-K) for the year ended February 28, 2006.

Registration Number	Description	Filing Date

2-89471	Post-Effective Amendment No. 1 to Form S-3 Registration Statement	May 27, 1986

2-84911	Post-Effective Amendment No. 1 to Form S-8 Registration Statement	May 31, 1984

33-975	American Greetings Corporation 1985 Incentive Stock Option Plan – Form S-8 Registration Statement	November 7, 1985

33-16180	American Greetings Corporation 1987 Class B Stock Option Plan – Form S-8 Registration Statement	July 31, 1987

33-45673	American Greetings Corporation Employees’ Retirement Profit Sharing Plan – Form S-8 Registration Statement	February 4, 1992

33-58582	American Greetings Corporation 1992 Stock Option Plan – Form S-8 Registration Statement	February 22, 1993

33-61037	American Greetings Corporation 1995 Director Stock Plan – Form S-8 Registration Statement	July 14, 1995

33-08123	American Greetings Corporation 1996 Employee Stock Option Plan – Form S-8 Registration Statement	July 15, 1996

333-41912	American Greetings Corporation 1997 Equity and Performance Incentive Plan (as amended June 24, 2000) – Form S-8 Registration Statement	July 21, 2000

333-65534	American Greetings Corporation 1997 Equity and Performance Incentive Plan (as amended June 22, 2001) – Form S-8 Registration Statement	July 20, 2001

333-75696	American Greetings Employment Agreement with Selling Shareholder – Form S-8 Registration Statement	December 21, 2001

333-121982	American Greetings Corporation 1997 Equity and Performance Incentive Plan (as amended June 25, 2004) – Form S-8 Registration Statement	January 12, 2005

333-123041	American Greetings Corporation 1995 Director Stock Plan – Form S-8 Registration Statement	February 28, 2005

/s/ Ernst & Young LLP

Cleveland, Ohio

May 8, 2006